Exhibit 99.1

PRESS RELEASE

Zhone Technologies Reports First Quarter 2009 Financial Results

Oakland, CA — April 23, 2009 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in multi-service access solutions, today reported its financial results for the first quarter ended March 31, 2009.

Revenue for the first quarter of 2009 was $24.1 million compared with $31.0 million for the fourth quarter of 2008 and $43.0 million for the first quarter of 2008. Net loss for the first quarter of 2009, calculated in accordance with generally accepted accounting principles (“GAAP”), was $6.9 million or $0.05 per share compared with a net loss of $4.7 million or $0.03 per share for the fourth quarter of 2008, and a net loss of $0.9 million or $0.01 per share for the first quarter of 2008. Pro forma earnings before stock-based compensation, interest, taxes, depreciation and gain on sale of intangible assets (“EBITDA”) was a $5.5 million loss for the first quarter of 2009, compared to a pro forma EBITDA loss of $4.5 million for the fourth quarter of 2008, and pro forma EBITDA loss of $2.8 million for the first quarter of 2008.

“The first quarter proved to be even more challenging because of the global economic difficulties,” stated Mory, Ejabat, Zhone’s chief executive officer. “However, we are beginning to see signs of an improving environment and are encouraged by growing backlog and prospects for revenue growth throughout the remainder of the year.”

Zhone will conduct a conference call and audio webcast today, April 23, 2009, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2009 results. This call is open to the public by dialing +1 (800) 237-9752 for U.S. callers and +1 (617) 847-8706 for international callers and then entering passcode 51358333. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 48028058. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access network (MSAN) solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s only fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, enabling a full suite of services, including residential and business broadband, VoIP, and High-Definition IPTV. Zhone’s converged multi-service access platform helps operators rapidly deploy premium services using copper, fiber, and wireless while improving network agility and reducing costs. Based in the United States, Zhone is the only vendor in the field whose MSAN platforms are all manufactured in the USA, and our facilities are emission, waste-water and CFC free. www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to first quarter 2009 financial estimates; projections of revenue, margins, expenses or other financial items; and improvement of financial markets. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Net revenue	$24,103	$31,038	$43,033
Cost of revenue	16,262	21,017	29,177
Stock-based compensation	28	23	50

Gross profit	7,813	9,998	13,806

Operating expenses:
Research and product development (1)	5,796	6,283	7,144
Sales and marketing (1)	6,035	6,189	7,742
General and administrative (1)	2,578	2,920	3,012
Gain on sale of intangible assets	—	(1,100)	(3,204)

Total operating expenses	14,409	14,292	14,694

Operating loss	(6,596)	(4,294)	(888)
Other expense, net	(293)	(343)	(20)

Loss before income taxes	(6,889)	(4,637)	(908)
Income tax provision	14	94	33

Net loss	$(6,903)	$(4,731)	$(941)

Basic and diluted net loss per share	$(0.05)	$(0.03)	$(0.01)
Weighted average shares outstanding used to compute basic and diluted net loss per share	150,719	150,595	150,072

(1) Amounts include stock-based compensation costs as follows:

Research and product development	97	90	145
Sales and marketing	114	99	138
General and administrative	281	257	303

	492	446	586
GAAP net loss	$(6,903)	$(4,731)	$(941)
Stock-based compensation	520	469	636
Interest expense, net	369	298	136
Income taxes	14	94	33
Depreciation	492	496	556
Gain on sale of intangible assets	—	(1,100)	(3,204)

Non-GAAP pro forma EBITDA	$(5,508)	$(4,474)	$(2,784)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$28,879	$36,243
Accounts receivable	18,628	23,665
Inventories	39,834	40,706
Prepaid expenses and other current assets	2,172	2,654

Total current assets	89,513	103,268
Property and equipment, net	19,787	20,003
Restricted cash	123	123
Other assets	54	55

Total assets	$109,477	$123,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,995	$12,719
Line of credit	10,000	15,000
Current portion of long-term debt	394	380
Accrued and other liabilities	12,735	13,162

Total current liabilities	34,124	41,261
Long-term debt, less current portion	18,595	18,698
Other long-term liabilities	3,824	4,193

Total liabilities	56,543	64,152

Stockholders’ equity:
Common stock	151	151
Additional paid-in capital	1,065,021	1,064,493
Other stockholders’ equity	262	250
Accumulated deficit	(1,012,500)	(1,005,597)

Total stockholders’ equity	52,934	59,297

Total liabilities and stockholders’ equity	$109,477	$123,449